HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR SECOND QUARTER 2004

BETHESDA, MD; July 21, 2004 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the second quarter of 2004. Second quarter results include the following:

•	Total revenue was $927 million and $1,730 million for the second quarter and year-to-date 2004, respectively, compared to $828 million and $1,597 million for the second quarter and year-to-date 2003, respectively.

•	Net income (loss) was $17 million and $(14) million for the second quarter and year-to-date 2004, respectively, as compared to $(14) million and $(48) million for the second quarter and year-to-date 2003, respectively.

•	Earnings (loss) per diluted share was $.02 and $(.10) for the second quarter and year-to-date 2004, respectively, compared to $(.09) and $(.25) for the second quarter and year-to-date 2003, respectively.

•	Funds from Operations (FFO) per diluted share was $.21 and $.34 for the second quarter and year-to-date 2004, respectively, compared to $.22 and $.37 for the second quarter and year-to-date 2003, respectively.

•	Results of operations for the second quarter and year-to-date 2004 include approximately $30 million and $42 million, respectively, of charges for call premiums and the acceleration of deferred financing costs for prepayment of debt. For the second quarter and year-to-date 2004, this represents approximately $.09 and $.13 of earnings and FFO per diluted share, respectively.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $218 million and $390 million for the second quarter and year-to-date 2004, respectively, compared to $193 million and $365 million for the same periods in 2003, respectively.

FFO per diluted share and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Comparable hotel RevPAR for the second quarter increased 8.8% as compared to the second quarter of 2003, driven by an increase in occupancy of 5.3 percentage points and a 1.1% increase in average room rate. Comparable hotel adjusted operating profit margins for the second quarter increased 60 basis points. Year-to-date, comparable hotel RevPAR increased 6.0% and comparable hotel adjusted operating profit margins increased 10 basis points.

Christopher J. Nassetta, president and chief executive officer, stated, “Strengthening demand has accelerated our RevPAR growth, leading to earnings results which exceeded our expectations. Our leading indicators continue to suggest we are in the early stages of a strong recovery, and that we should continue to see positive results throughout the remainder of the year and into 2005.”

Financing Transactions and Balance Sheet

During the second quarter, the Company completed several financing transactions, including:

•	the redemption of $559 million of 7 7/8% Series B senior notes with the proceeds from the first quarter issuance of 3.25% exchangeable senior debentures, asset sales and available cash. As a result of these redemptions, the Company recorded a charge for call premiums and the acceleration of deferred financing costs totaling approximately $30 million in the quarter.

•	the issuance of 4 million shares of 8 7/8% Class E redeemable preferred stock for net proceeds of approximately $97 million. These proceeds, along with available cash, will be used to redeem all 4.16 million shares of the 10% Class A preferred stock on August 3, 2004 for approximately $104 million.

•	the issuance of 25 million shares of common stock for net proceeds to the Company of approximately $301 million, which, along with available cash, were used to acquire the Fairmont Kea Lani Maui on July 15, 2004.

As of June 18, 2004, the Company had $771 million of cash and cash equivalents and $250 million of availability under its credit facility. After taking into consideration the acquisition of Fairmont Kea Lani and the redemption of the Class A preferred stock, the Company will have a cash balance of approximately $300 million.

W. Edward Walter, executive vice president and chief financial officer, stated, “Our efforts to strengthen our balance sheet through debt reduction and refinancing, along with the strategic deployment of our capital, have positioned us well to take advantage of opportunities in the lodging market. We will continue to look at opportunities in the capital markets that will increase our flexibility and lower our financing costs.”

Acquisitions and Dispositions

On July 15, 2004, the Company acquired the 450-suite Fairmont Kea Lani Maui, a premier luxury resort hotel located on 21 acres of Wailea’s Polo Beach for $355 million. The Company also completed the sale of the Dallas/Fort Worth Marriott for $59 million in the second quarter.

James F. Risoleo, executive vice president, acquisitions and development stated, “We are pleased with the acquisition of the Fairmont Kea Lani Maui. In addition to expanding our portfolio of resorts, this hotel benefits from extremely high barriers to entry for new supply and represents the Company’s first Fairmont-branded hotel. It will be the Company’s second property in Hawaii, a market that we believe should continue to perform well. We are continuing to pursue additional acquisitions that are consistent with our target profile of upscale and luxury properties in markets with significant barriers to entry, while seeking to dispose of non-core assets to recycle our capital and build on our truly unmatched portfolio of properties.”

2004 Outlook

The Company expects comparable hotel RevPAR for the third quarter of 2004 and full year 2004 to increase approximately 6.0% to 8.0% and 5.5% to 7.0%, respectively. This reflects an increase from the Company’s 2004 RevPAR guidance issued on April 28, 2004. Based upon this revised guidance, the Company estimates that for 2004 its:

•	diluted loss per common share should be approximately $.13 to $.11 for the third quarter and $.24 to $.17 for the full year;

•	net loss should be approximately $32 million to $24 million for the third quarter and $38 million to $17 million for the full year;

•	FFO per diluted share should be approximately $.09 to $.11 for the third quarter and $.70 to $.76 for the full year (including approximately $5 million, or $.01 per diluted share, for the quarter, and approximately $51 million, or $.15 per diluted share, for the full year related to charges for call premiums and the acceleration of deferred financing costs for debt repaid or expected to be repaid and the redemption of the Class A preferred stock); and

•	Adjusted EBITDA should be approximately $760 million to $785 million for the full year.

The Company indicated that it will continue to pay its quarterly dividends on its preferred stock. In addition, the Company expects to pay a $.04 to $.06 per share dividend on its common stock in the fourth quarter of 2004, representing the final distribution of 2003 taxable income. Assuming continued improvement in operations in 2005 and a corresponding growth in taxable income, the Company intends to reinstate a quarterly dividend on its common stock in the $.04 to $.06 per share range beginning with the first quarter of 2005, which will be payable on or about April 15, 2005. Assuming further continued improvement in the Company’s operations, the Company believes its taxable income and hence its common dividend has the potential to grow substantially in subsequent years.

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 112 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Fairmont, Hilton and Westin. For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 20, 2004, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

***Tables to Follow***

HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 6% of the partnership interests in Host LP held by outside partners as of July 15, 2004, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

The results we report are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International modified so that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the second quarter of 2004 ended on June 18, and the second quarter of 2003 ended on June 20, though both quarters reflect twelve weeks of operations. However, the June 18, 2004 year-to-date operations include 170 days of operations, while the June 20, 2003 year-to-date operations include 171 days of operations.

In addition, for results reported by hotel managers using a monthly reporting period (approximately one-fourth of our full-service hotels), the month of operation that ends after our fiscal quarter-end is included in our results of operations in the following fiscal quarter. Accordingly, our results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August), and fourth quarter (September to December). The year-to-date 2004 operations include 152 days of operations for our monthly hotels compared to 151 days of operations for the year-to-date 2003 operations.

In contrast to the reporting periods for our consolidated statements of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results (comparable hotel revenues, expenses and adjusted operating profit) are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of certain of our fourth quarters which are comprised of seventeen weeks, such as fiscal year 2002). This means, however, that the reporting periods we use for hotel operating statistics may differ slightly from the reporting periods used for our consolidated statements of operations for the first and fourth quarters and the full year. For the hotel operating statistics and comparable hotel results reported herein:

•	Hotel results for the second quarter of 2004 reflect 12 weeks of operations for the period from March 27, 2004 to June 18, 2004 for our Marriott-managed hotels and results from March 1, 2004 to May 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the second quarter of 2003 reflect 12 weeks of operations for the period from March 29, 2003 to June 20, 2003 for our Marriott-managed hotels and results from March 1, 2003 to May 31, 2003 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Hotel results for year-to-date 2004 reflect 24 weeks for the period from January 3, 2004 to June 18, 2004 for our Marriott-managed hotels and results from January 1, 2004 to May 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2003 reflect 24 weeks for the period from January 4, 2004 to June 20, 2003 for our Marriott-managed hotels and results from January 1, 2003 to May 31, 2003 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses and adjusted operating profit) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. For 2004 and 2003, we consider 107 of our portfolio of 111 full-service hotels owned on June 18, 2004 to be comparable hotels. The operating results of the following four hotels that we owned as of June 18, 2004 are excluded from comparable hotel results for these periods:

•	the JW Marriott, Washington, D.C. (consolidated in our financial statements beginning in the second quarter of 2003);

•	the Hyatt Regency Maui Resort and Spa (acquired in November 2003);

•	the Memphis Marriott (construction of a 200-room expansion started in 2003 and completed in 2004); and

•	the Embassy Suites Chicago Downtown-Lakefront Hotel (acquired in April 2004).

In addition, the operating results of the 15 hotels we disposed of in 2004 and 2003 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities, including the payment of preferred stock dividends, in accordance with NAREIT guidelines.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, we believe that such measure can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions and Related Debt Extinguishments – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations and the related debt extinguishments because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed of and the related debt extinguishments could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect actual performance of the company for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains and losses on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to shareholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit, on a comparable hotel, or “same store,” basis as supplemental information for investor’s information. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses or operating profit and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	June 18, 2004	December 31, 2003
ASSETS

Property and equipment, net	$7,031	$7,085
Assets held for sale	—	73
Notes and other receivables	54	54
Due from managers	92	62
Investments in affiliates (b)	83	74
Deferred financing costs, net	75	82
Furniture, fixture and equipment replacement fund	156	144
Other	152	138
Restricted cash	124	116
Cash and cash equivalents (c)	771	764

Total assets	$8,538	$8,592

LIABILITIES AND SHAREHOLDERS’ EQUITY

Debt
Senior notes, including $490 million, net of discount, of Exchangeable Senior Debentures at June 18, 2004	$2,884	$3,180
Mortgage debt	2,094	2,205
Convertible Subordinated Debentures (b)	492	—
Other	99	101

Total debt	5,569	5,486
Accounts payable and accrued expenses	93	108
Liabilities associated with assets held for sale	—	2
Other	161	166

Total liabilities	5,823	5,762

Interest of minority partners of Host Marriott L.P.	133	130
Interest of minority partners of other consolidated partnerships	88	89
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”) (b)	—	475

Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $453.5 million), 50 million shares authorized; 18.1 million shares issued and outstanding (c)	436	339
Common stock, par value $.01, 750 million shares authorized; 347.0 million shares and 320.3 million shares issued and outstanding, respectively	4	3
Additional paid-in capital	2,914	2,617
Accumulated other comprehensive income	24	28
Deficit	(884)	(851)

Total shareholders’ equity	2,494	2,136

Total liabilities and shareholders’ equity	$8,538	$8,592

(a)	Our consolidated balance sheet as of June 18, 2004 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K and as amended from time to time in other filings with the SEC.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

(b)	We adopted Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) in 2003. Under FIN 46, our limited purpose trust subsidiary that was formed to issue trust-preferred securities (the Convertible Preferred Securities Trust) was accounted for on a consolidated basis as of December 31, 2003 since we were the primary beneficiary under FIN 46.

In December 2003, the FASB issued a revision to FIN 46, which we refer to as FIN 46R. Under FIN 46R, we are not the primary beneficiary and we are required to deconsolidate the accounts of the Convertible Preferred Securities Trust. We adopted the provisions of FIN 46R on January 1, 2004. As a result, we recorded the $492 million in debentures (the Convertible Subordinated Debentures) issued by the Convertible Preferred Securities Trust and eliminated the $475 million of Convertible Preferred Securities that were previously classified in the mezzanine section of our consolidated balance sheet prior to January 1, 2004. The difference of $17 million is our investment in the Convertible Preferred Securities Trust, which is included in “Investments in affiliates” on our consolidated balance sheet. Additionally, we classified the related dividend payment of approximately $15 million as interest expense. The adoption of FIN 46R had no effect on our net loss, loss per diluted share or financial covenants under our senior notes indentures.

(c)	On July 1, 2004, we called for the redemption of all of the outstanding 10% Class A Cumulative Redeemable Preferred Stock. The Class A preferred stock will be redeemed on August 3, 2004 at a redemption price of $25.00 per share plus accrued dividends to the redemption date.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except share amounts)

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Revenues
Rooms	$544	$482	$1,013	$930
Food and beverage	300	267	554	507
Other	59	55	110	107

Total hotel sales	903	804	1,677	1,544
Rental income (b)	24	24	53	51
Other income	—	—	—	2

Total revenues	927	828	1,730	1,597

Expenses
Rooms	132	116	249	226
Food and beverage	215	192	404	371
Hotel departmental expenses	241	217	456	421
Management fees	39	35	71	67
Other property-level expenses (b)	71	76	140	145
Depreciation and amortization	83	81	165	165
Corporate expenses	12	12	25	25

Total expenses	793	729	1,510	1,420

Operating profit	134	99	220	177
Interest income	2	2	5	5
Interest expense, including interest expense for the Convertible Subordinated Debentures in 2004 (c)	(130)	(107)	(248)	(216)
Net gains on property transactions	4	2	5	3
Loss on foreign currency and derivative contracts	—	(1)	—	(2)
Minority interest income (expense)	1	1	(2)	2
Equity in losses of affiliates	(3)	(3)	(8)	(9)
Dividends on Convertible Preferred Securities (c)	—	(8)	—	(15)

Income (loss) before income taxes	8	(15)	(28)	(55)
Provision for income taxes	(11)	(6)	(8)	(2)

Loss from continuing operations	(3)	(21)	(36)	(57)
Income from discontinued operations (d).	20	7	22	9

Net income (loss)	17	(14)	(14)	(48)

Less: dividends on preferred stock	(10)	(9)	(19)	(18)

Net income (loss) available to common shareholders	$7	$(23)	$(33)	$(66)

Basic and diluted earnings (loss) per common share	$.02	$(.09)	$(.10)	$(.25)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K and as amended from time to time in other filings with the SEC.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Rental income
Full-service	$7	$7	$18	$17
Limited service and office buildings	17	17	35	34

	$24	$24	$53	$51

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2	$3	$3
Limited service and office buildings	18	17	36	33

	$20	$19	$39	$36

(c)	See discussion of FIN 46R in footnote (b) to the consolidated balance sheet. Interest expense also includes approximately $30 million and $42 million for the payment of call premiums and the acceleration of deferred financing costs on debt redemptions and repayments for the second quarter and year-to-date 2004, respectively.
(d)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for seven properties sold in 2004 and eight properties sold in 2003.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 18, 2004			Quarter ended June 20, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$17	323.1	$.05	$(14)	264.7	$(.05)
Dividends on preferred stock	(10)	—	(.03)	(9)	—	(.04)

Basic and diluted earnings (loss) available to common shareholders per share (a)	$7	323.1	$.02	$(23)	264.7	$(.09)

	Year-to-date ended June 18, 2004			Year-to-date ended June 20, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(14)	322.0	$(.04)	$(48)	264.5	$(.18)
Dividends on preferred stock	(19)	—	(.06)	(18)	—	(.07)

Basic and diluted loss available to common shareholders per share (a)	$(33)	322.0	$(.10)	$(66)	264.5	$(.25)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Comparable Hotels Region (a)

(unaudited)

	As of June 18, 2004		Quarter ended June 18, 2004			Quarter ended June 20, 2003
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	21	11,302	$150.12	74.5%	$111.88	$150.39	66.5%	$99.98	11.9%
Florida	12	7,337	174.51	74.8	130.61	175.33	71.7	125.69	3.9
Mid-Atlantic	10	6,720	184.93	80.6	149.06	180.86	75.2	136.02	9.6
Atlanta	13	5,940	142.84	69.3	98.99	137.98	63.6	87.71	12.9
North Central	13	4,923	122.09	70.3	85.87	124.89	67.9	84.75	1.3
South Central	7	4,816	136.88	79.4	108.64	136.52	76.9	104.93	3.5
DC Metro	11	4,297	154.85	79.9	123.72	146.74	75.9	111.38	11.1
New England	7	3,413	146.54	78.5	115.02	149.55	69.4	103.82	10.8
Mountain	8	3,313	106.68	63.6	67.89	103.78	64.3	66.78	1.7
International	5	1,951	122.49	74.4	91.18	114.35	57.6	65.86	38.4

All Regions	107	54,012	150.60	74.8	112.64	149.00	69.5	103.50	8.8

	As of June 18, 2004		Year-to-date ended June 18, 2004			Year-to-date ended June 20, 2003
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	21	11,302	$151.34	73.5%	$111.18	$154.30	66.4%	$102.44	8.5%
Florida	12	7,337	179.40	76.9	137.99	178.72	74.1	132.49	4.1
Mid-Atlantic	10	6,720	179.66	75.8	136.09	175.64	72.5	127.38	6.8
Atlanta	13	5,940	142.56	69.5	99.06	140.79	66.1	93.01	6.5
North Central	13	4,923	117.53	65.8	77.33	119.76	63.9	76.50	1.1
South Central	7	4,816	137.83	78.8	108.67	139.27	78.1	108.73	(.1)
DC Metro	11	4,297	153.72	73.9	113.57	145.01	71.3	103.42	9.8
New England	7	3,413	138.18	70.1	96.79	140.98	65.3	92.04	5.2
Mountain	8	3,313	112.04	64.6	72.33	109.42	64.7	70.82	2.1
International	5	1,951	119.50	72.4	86.52	109.87	62.1	68.27	26.7

All Regions	107	54,012	150.15	72.8	109.32	149.24	69.1	103.09	6.0

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Number of hotels	107	107	107	107
Number of rooms	54,012	54,012	54,012	54,012
Percent change in comparable hotel RevPAR	8.8%	—	6.0%	—
Operating profit margin under GAAP (b)	14.5%	12.0%	12.7%	11.1%
Comparable hotel adjusted operating profit margin (c)	24.6%	24.0%	23.6%	23.5%

Comparable hotel sales
Room	$520	$478	$974	$918
Food and beverage	289	267	536	502
Other	58	57	108	109

Comparable hotel sales (d)	867	802	1,618	1,529

Comparable hotel expenses
Room	127	115	241	222
Food and beverage	207	192	388	365
Other	36	34	66	64
Management fees, ground rent and other costs	284	269	541	518

Comparable hotel expenses (e)	654	610	1,236	1,169

Comparable Hotel Adjusted Operating Profit	213	192	382	360
Non-comparable hotel results, net (f)	16	—	29	4
Office building and limited service properties, net (g)	—	—	(1)	1
Other income	—	—	—	2
Depreciation and amortization	(83)	(81)	(165)	(165)
Corporate expenses	(12)	(12)	(25)	(25)

Operating Profit	$134	$99	$220	$177

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the schedule above.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Revenues per the consolidated statements of operations	$927	$828	$1,730	$1,597
Non-comparable hotel sales	(54)	(19)	(89)	(37)
Hotel sales for the property for which we record rental income, net	12	10	23	22
Rental income for office buildings and limited service hotels	(18)	(17)	(35)	(34)
Other income	—	—	—	(2)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(11)	(17)

Comparable hotel sales	$867	$802	$1,618	$1,529

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Operating costs and expenses per the consolidated statements of operations	$793	$729	$1,510	$1,420
Non-comparable hotel expenses	(36)	(20)	(62)	(39)
Hotel expenses for the property for which we record rental income	10	11	24	26
Rent expense for office buildings and limited service hotels	(18)	(17)	(36)	(33)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(10)	(15)
Depreciation and amortization	(83)	(81)	(165)	(165)
Corporate expenses	(12)	(12)	(25)	(25)

Comparable hotel expenses	$654	$610	$1,236	$1,169

(f)	Non-comparable hotel results, net includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and (ii) the difference between comparable hotel adjusted operating profit, which reflects 168 days of operations, and the operating results included in the consolidated statements of operations, which reflects 170 days and 171 days for year-to-date 2004 and 2003, respectively.
(g)	Represents rental income less rental expense for limited service properties and office buildings. For detail, see footnote (b) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	June 18, 2004	December 31, 2003
Equity
Common shares outstanding	347.0	320.3
Common shares and minority held common OP Units outstanding	369.8	343.8
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding (a)	4.1	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding	.03	.03
Class E Preferred shares outstanding	4.0	—

Security pricing
Common (b)	$12.26	$12.32
Class A Preferred (a), (b)	$25.80	$26.74
Class B Preferred (b)	$26.39	$27.00
Class C Preferred (b)	$26.80	$27.26
Class E Preferred (b)	$25.30	$—
Convertible Preferred Securities (c)	$49.81	$51.00
Exchangeable Senior Debentures (d)	$947.50	$—

Dividends per share
Common	$—	$—
Class A Preferred	$1.25	$2.50
Class B Preferred	$1.25	$2.50
Class C Preferred	$1.25	$2.50
Class D Preferred	$1.25	$1.88
Class E Preferred	$.27	$—

Debt
Percentage of fixed rate debt	85%	85%
Weighted average interest rate (e)	7.0%	7.7%
Weighted average debt maturity (e)	6.9 years	5.5 years
Credit facility, outstanding balance (capacity of $250 million)	$—	$—

Other Financial Data
Construction in progress	$44	$56

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Hotel Operating Statistics for All Full-Service Properties (f)
Average Daily Rate	$153.04	$145.14	$151.81	$145.50
Average Occupancy	75.0%	69.7%	73.0%	69.2%
RevPAR	$114.85	$101.22	$110.76	$100.73

(a)	On July 1, 2004, we called for the redemption of all of the outstanding 10% Class A Cumulative Redeemable Preferred Stock. The Class A preferred stock will be redeemed on August 3, 2004 at a redemption price of $25.00 per share plus accrued dividends to the redemption date.
(b)	Share prices are the closing price on the consolidated balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock, except our Class E preferred stock which is as of the date of issue, June 21, 2004.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(c)	Market price as of June 18, 2004 as quoted by Bloomberg L.P. We have reclassified these securities as debt on our consolidated balance sheet. See footnote (b) to the consolidated balance sheet.
(d)	Market price as of June 18, 2004 as quoted by Bloomberg L.P. Quoted price reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the incurrence of certain events.
(e)	Amounts include the Convertible Subordinated Debentures in 2004. See footnote (b) to the consolidated balance sheet. Excluding the Convertible Subordinated Debentures, our weighted average interest rate was 7.1% and our weighted average debt maturity was 5.4 years.
(f)	The operating statistics reflect all consolidated properties as of June 18, 2004 and June 20, 2003, respectively. However, the operating statistics include the results of operations for seven hotels sold in 2004 and eight hotels sold in 2003 prior to their disposition.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 18, 2004			Quarter ended June 20, 2003
	Income(loss)	Shares	Per Share Amount	Income(loss)	Shares	Per Share Amount
Net income (loss) available to common shareholders	$7	323.1	$.02	$(23)	264.7	$(.09)
Adjustments:
Gains on dispositions, net	(22)	—	(.07)	(2)	—	—
Depreciation and amortization	83	—	.26	86	—	.32
Partnership adjustments	6	—	.02	4	—	.02
FFO of minority partners of Host LP (a)	(5)	—	(.02)	(6)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.2	—	—	2.8	(.01)

FFO per diluted share (b) (c)	$69	326.3	$.21	$59	267.5	$.22

	Year-to-date ended June 18, 2004			Year-to-date ended June 20, 2003
	Income(loss)	Shares	Per Share Amount	Income(loss)	Shares	Per Share Amount
Net loss available to common shareholders	$(33)	322.0	$(.10)	$(66)	264.5	$(.25)
Adjustments:
Gains on dispositions, net	(24)	—	(.08)	(3)	—	(.01)
Depreciation and amortization	166	—	.52	174	—	.66
Partnership adjustments	11	—	.03	6	—	.02
FFO of minority partners of Host LP (a)	(8)	—	(.02)	(11)	—	(.04)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.3	—	—	2.7	(.01)

FFO per diluted share (b) (c)	$112	325.3	$.34	$100	267.2	$.37

(a)	Represents FFO attributable to the minority interest in Host LP.
(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Subordinated Debentures. No effect is shown for securities if they are anti-dilutive.
(c)	Amount includes a reduction of approximately $30 million, or $.09 of FFO per diluted share for the second quarter of 2004, and $42 million, or $.13 of FFO per diluted share for year-to-date 2004, related to the charges for call premiums and the acceleration of deferred financing costs related to the repayment of debt.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Net income (loss)	$17	$(14)	$(14)	$(48)
Interest expense (a)	130	107	248	216
Dividends on Exchangeable Preferred Securities (a)	—	8	—	15
Depreciation and amortization	83	81	165	165
Income taxes	11	6	8	2
Discontinued operations (b)	—	5	1	11

EBITDA (c)	241	193	408	361
Gains and losses on dispositions and related debt extinguishments	(23)	(1)	(25)	(2)
Consolidated partnership adjustments:
Minority interest (income) expense	(1)	(1)	2	(2)
Distributions to minority interest partners of Host LP and other minority partners	(3)	(3)	(4)	(4)
Equity investment adjustments:
Equity in losses of affiliates	3	3	8	9
Distributions received from equity investments	1	2	1	3

Adjusted EBITDA(c)	$218	$193	$390	$365

(a)	Interest expense in the second quarter and year-to-date 2004 includes approximately $8 million and $15 million, respectively, previously classified as dividends on Convertible Preferred Securities. See footnote (b) to the consolidated balance sheets for further detail.
(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations per Diluted Share for Third Quarter 2004 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Third Quarter 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(46)	347.2	$(.13)
Adjustments:
Depreciation and amortization	83	—	.24
Gain on disposition, net	(6)	—	(.02)
Partnership adjustments	3	—	.01
FFO of minority partners of Host LP (b)	(2)	—	(.01)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.2	—

FFO per diluted share (d)	$32	350.4	$.09

	High-end of Range
	Third Quarter 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(37)	347.2	$(.11)
Adjustments:
Depreciation and amortization	83	—	.24
Gain on disposition, net	(6)	—	(.02)
Partnership adjustments	3	—	.01
FFO of minority partners of Host LP (b)	(3)	—	(.01)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.2	—

FFO per diluted share (d)	$40	350.4	$.11

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations per Diluted Share for Full Year 2004 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(79)	335.6	$(.24)
Adjustments:
Depreciation and amortization	360	—	1.07
Gain on dispositions, net	(49)	—	(.15)
Partnership adjustments	21	—	.06
FFO of minority partners of Host LP (b)	(16)	—	(.04)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.2	—

FFO per diluted share (d)	$237	338.8	$.70

	High-end of Range
	Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(58)	335.6	$(.17)
Adjustments:
Depreciation and amortization	360	—	1.07
Gain on dispositions, net	(49)	—	(.15)
Partnership adjustments	22	—	.06
FFO of minority partners of Host LP (b)	(17)	—	(.05)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.2	—

FFO per diluted share (d)	$258	338.8	$.76

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts (a)

(unaudited, in millions)

	Full Year 2004
	Low-end of Range	High-end of Range
Net Loss	$(38)	$(17)
Interest expense (e)	478	478
Depreciation and amortization	360	360
Income taxes	(7)	(5)

EBITDA	793	816
Gains on dispositions	(49)	(49)
Consolidated partnership adjustments:
Minority interest (income) expense	1	3
Distributions to minority interest partners of Host LP and other minority partners	(6)	(6)
Equity investment adjustments:
Equity in losses of affiliates	19	19
Distributions received from equity investments	2	2

Adjusted EBITDA	$760	$785

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2004. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the full year and third quarter 2004 forecasts, we have made the following assumptions:

•	RevPAR will increase between 5.5% and 7.0% for the full year and increase between 6.0% and 8.0% for the third quarter for the low and high ends of the forecasted ranges, respectively.

•	Comparable hotel adjusted operating profit margins will increase 40 basis points and 80 basis points for the full year and will increase 80 basis points and 180 basis points for the third quarter for the low and high ends of the forecasted ranges, respectively.

•	Approximately $300 million of hotels will be sold during 2004.

•	Approximately $600 million of acquisitions will be made during 2004.

•	Approximately $970 million of debt will be redeemed or repaid for the full year ($859 million of which was redeemed or repaid in the first and second quarter). Charges totaling approximately $51 million, or $.15 of FFO per diluted share, for the full year and approximately $5 million, or $.01 of FFO per diluted share, for the quarter, in call premiums and the acceleration of deferred financing costs associated with the debt repayments and the redemption of the Class A preferred stock will be incurred.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts (a)

(unaudited, in millions)

•	Fully diluted shares will be 338.8 million and 350.4 million for the full year and third quarter, respectively.

(b)	Represents FFO attributable to the minority interests in Host LP.
(c)	These shares are dilutive for purposes of the FFO per diluted share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2004 compared to net earnings for FFO for the year.
(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Exchangeable Preferred Securities. No effect is shown for securities if they are anti-dilutive.
(e)	Interest expense in 2004 includes amounts previously classified as dividends on Exchangeable Preferred Securities. See footnote (b) to the consolidated balance sheets for further detail.